General Mills, Inc.	Filed under Rule 424(b)(3), Registration Statement No. 333-75808
$750,000,000	Pricing Supplement No. 3 - dated November 1, 2002
Core NotesSM	(To prospectus dated February 11, 2002 and prospectus supplement dated September 18, 2002)

CUSIP Number	Aggregate Principal Amount	Price to Public(1)	Purchasing Agent's Discount(1)	Proceeds to General Mills	Interest Rate Per Annum	Interest Payment Frequency (1st Payment Date)	Stated Maturity Date	Survivor's Option

37033EAG7	$467,000.00	100.0%	1.000%	$462,330.00	4.000%	Quarterly	11/15/2007	YES
						(2/15/2003)
Redemption Information: Redeemable at the option of General Mills, Inc. on November 15, 2003 and each Interest Payment Date thereafter, at a price equal to 100%.

37033EAH5	$920,000.00	100.0%	1.100%	$909,880.00	4.500%	Quarterly	11/14/2008	YES
						(02/15/2003)
Redemption Information: Redeemable at the option of General Mills, Inc. on November 15, 2003 and each Interest Payment Date thereafter, at a price equal to 100%.

37033EAJ1	$549,000.00	100.0%	1.200%	$542,412.00	4.650%	Quarterly	11/13/2009	YES
						(02/15/2003)
Redemption Information: Redeemable at the option of General Mills, Inc. on November 15, 2003 and each Interest Payment Date thereafter, at a price equal to 100%.

	Trade Date: November 1, 2002	Merrill Lynch & Co.
	Issue Date: November 6, 2002	Purchasing Agent
General Mills, Inc.	Minimum Denominations/Increments: $1,000/$1,000	Acting as Principal
Number One General Mills Blvd.	Original Issue Discount: No
Minneapolis, MN 55426	Total Amount of OID: N/A
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
Merrill Lynch DTC Participant Number: 5132

(1) Expressed as a percentage of the aggregate principal amount.